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                                                                EXHIBIT 4(c)(ii)


                                    AMENDMENT dated as of May 6, 1997, to the
                           Credit Agreement dated as of September 23, 1990 (as amended and restated as of January 29, 1997) (the "Credit Agreement"), among ESCO ELECTRONICS CORPORATION, a Missouri corporation ("ESCO"), DEFENSE HOLDING CORP., a Delaware corporation (the "Borrower"), the BANKS party thereto (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                  A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

                  B. ESCO and the Borrower have requested that certain provisions of the Credit Agreement be amended as set forth herein. The Banks are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


                  SECTION 1. Amendments. (a) Section 1.01 of the Credit Agreement is amended to add the following definition after the definition of "FBV":

                  "FDB" means Filtertek Do Brasil Industria E Comercio S.A.


                  (b) Section 5.09 of the Credit Agreement is hereby amended and restated as follows:

                       SECTION 5.09. Subsidiaries; Partnerships. ESCO will
         not have any direct Subsidiaries other than the Borrower and any Restricted Subsidiaries. The Borrower will not have any direct or indirect Subsidiaries, other than the Specified Subsidiaries and any Subsidiaries resulting from any Investments made in accordance with clause (f) or (l) of Section 5.16 and any Restricted Subsidiaries, all of which shall be direct Subsidiaries (except that (i) PPD shall be a
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         direct Subsidiary of SFL, (ii) Comtrak shall be a direct Subsidiary of
         SEI, (iii) EMC Test Systems shall be a limited partnership as described in the definition of "EMC Test Systems Reorganization", (iv) Rantec shall be a direct Subsidiary of Rantec Holding as described in the definition of "EMC Test Systems Reorganization", (v) Rantec Commercial shall be a direct Subsidiary of Rantec as described in the definition of "EMC Test Systems Reorganization", (vi) FBV, FGMBH, Filtrotec, FDPR and FDB shall be direct subsidiaries of Filtertek and (vii) FSA shall be a subsidiary of Filtertek and FBV). Neither ESCO nor the Borrower will, and they will not permit any of their Subsidiaries to, enter into any partnership or joint venture other than EMC Test Systems and a Permitted Joint Venture. Notwithstanding anything to the contrary contained in this Section (i) Uniexcel shall be a partially-owned Subsidiary of SFL, (ii) Filtertek de Puerto Rico S.A. may issue Class B Common Stock to certain of its senior executives and (iii) Filtertek may own less than all of, but not less than 85% of, the outstanding common stock of FDB.

                  (c) Section 5.11(a) of the Credit Agreement is hereby amended to add the following clauses (xi) and (xii) at the end of such Section:

                  (xi) Debt consisting of (A) working capital loans made by ESCO, the Borrower or Filtertek or by one or more local banks in Brazil to FDB, and (B) unsecured guarantees by ESCO, the Borrower or Filtertek of any such loans made by local banks in Brazil; provided that the aggregate principal amount of Debt at any time outstanding under this clause (xi) shall not exceed $3,000,000; and

                  (xii) Debt of FDB, in an aggregate principal amount not exceeding $200,000 resulting from contributions of equipment to FDB, as contemplated by Section 5.16(l).

                  (d) Section 5.16 of the Credit Agreement is hereby amended to add the following clause (l) at the end of such Section:

                  (l) if at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, Investments by Filtertek in FDB consisting of (i) contributions of equipment with a book value not
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exceeding $200,000, of which $100,000 shall be treated as an equity contribution and the balance as Debt of FDB, and (ii) loans made to, or guarantees of loans made to, FDB, to the extent permitted by clause (xi) of Section 5.17(a);
provided that all Investments in FDB, made pursuant to this clause (l), including any guarantees of Debt of FDB, shall be treated as an Investment made pursuant to clause (f) of this Section for purposes of determining compliance with the limitations of such clause (f).

                  (e) Section 5.17 of the Credit Agreement is hereby amended to add the following clause (m) at the end of such Section:

                  (m) Liens of FDB to secure Debt of FDB permitted by Section 5.11(a)(xi).

                  SECTION 2. Representations and Warranties. Each of ESCO and the Borrower hereby represents and warrants to each Bank, on and as of the date hereof, that:

                  (a) This Amendment has been duly authorized, executed and delivered by each of ESCO and the Borrower, and each of this Amendment and the Credit Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of each of ESCO and the Borrower, enforceable in accordance with its terms.

                  (b) The representations and warranties of each of ESCO and Borrower contained in the Credit Agreement and in each other Loan Document are true and correct in all respects with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

                  (c) After giving effect to this Amendment, no Default has occurred and is continuing.

                  SECTION 3. Effectiveness. This Amendment shall become effective upon receipt by the Agent of counterparts hereof signed by each of ESCO, the Borrower and the Required Banks.

                  SECTION 4. Miscellaneous. (a) This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
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                  (b) Section headings used herein are for convenience of
reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

                  (c) This Amendment shall be construed in accordance with and governed by the law of the State of New York.

                  (d) Each reference to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and to whose benefit the provisions of this Amendment shall inure.

                  (e) This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.

                  (f) Except as specifically amended or modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                        ESCO ELECTRONICS CORPORATION

                                         by
                                        /s/ Donald H. Nonnenkamp
                                        ------------------------
                                        Name:  Donald H. Nonnenkamp
                                        Title: Vice President and
                                               Treasurer


                                        DEFENSE HOLDING CORP.

                                         by
                                        /s/ Philip M. Ford
                                        ------------------
                                        Name:  Philip M. Ford
                                        Title: Senior Vice President &
                                               Chief Financial Officer

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                                                                               5

                                         MORGAN GUARANTY TRUST COMPANY OF
                                         NEW YORK, individually and as Agent

                                         by
                                         /s/ Robert L. Barrett
                                         ---------------------
                                         Name: Robert L. Barett
                                         Title: Vice President


                                         THE BOATMAN'S NATIONAL BANK
                                         OF ST. LOUIS

                                         by
                                         /s/ Kenneth J. Schult
                                         ---------------------
                                         Name: Kenneth J. Schult
                                         Title: Vice President


                                         THE BANK OF NEW YORK

                                         by
                                         /s/ John C. Lambert
                                         ---------------------
                                         Name: John C. Lambert
                                         Title: Vice President


                                         THE BANK OF NOVA SCOTIA

                                         by
                                         /s/ F.C.H. Ashby
                                         ---------------------
                                         Name: F.C.H. Ashby
                                         Title: Senior Manager Loan
                                                Operations


                                         THE SUMITOMO BANK, LIMITED

                                         by
                                         /s/ Teresa A. Lekich
                                         ---------------------
                                         Name: Teresa A. Lekich
                                         Title: Vice President


                                         by
                                         /s/ Michael F. Murphy
                                         ---------------------
                                         Name: Michael F. Murphy
                                         Title: Vice President &
                                                Manager
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                                                                               6

                                        FIRST UNION NATIONAL BANK OF
                                        NORTH CAROLINA

                                         by
                                         /s/ Mark M. Harden
                                         ---------------------
                                         Name:  Mark M. Harden
                                         Title: Vice President


                                        SANWA BUSINESS CREDIT CORPORATION

                                        by
                                       /s/ Lawrence J. Placek
                                         ---------------------
                                       Name:    Lawrence J. Placek
                                       Title:   Vice President